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                                                                      EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 2 to the Registration Statement of Form N-1A (the 'Registration Statement') of our report dated April 11, 1997, relating to the financial statements and financial highlights of Salomon Brothers Institutional High Yield Bond Fund, Salomon Brothers Institutional Emerging Markets Debt Fund and Salomon Brothers Institutional Asia Growth Fund (constituting Salomon Brothers Institutional Series Funds Inc), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading 'Independent Accountants' in such Statement of Additional Information and to the reference to us under the heading 'Financial Highlights' in such Prospectus.

                                          PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York 10036
April 28, 1997


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